Exhibit 99.1

IBM REPORTS 2018 THIRD-QUARTER RESULTS

Best Year-to-Year Gross Margin Performance in 3 Years, Reflecting Higher Value Business

Highlights

•            GAAP EPS from continuing operations of $2.94; Operating (non-GAAP) EPS of $3.42

•            Revenue of $18.8 billion, down 2 percent (flat adjusting for currency)

•            Strategic imperatives revenue of $39.5 billion over last 12 months, up 13 percent (up 11 percent adjusting for currency)

•            Cloud revenue of $19.0 billion over last 12 months, up 20 percent (up 18 percent adjusting for currency)

•            As-a-service annual exit run rate for cloud revenue of $11.4 billion in the quarter, up 21 percent year to year (up 24 percent adjusting for currency)

•            Strong services gross profit margin expansion year to year

•            Maintains full-year operating (non-GAAP) EPS and free cash flow expectations

ARMONK, N.Y., October 16, 2018 . . . IBM (NYSE: IBM) today announced third-quarter results.

“IBM’s progress and momentum this year in the emerging, high-value segments of the IT industry are driven by our innovative technology, deep industry expertise and commitment to trust and security,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “Our leadership in the technology and services that deliver hybrid cloud, AI, blockchain, analytics and security has helped drive our overall performance, and is helping our clients unleash the full business value of these innovations.”

	THIRD QUARTER 2018
						Pre-tax		Gross
	Diluted	Net		Pre-tax		Income		Profit
	EPS	Income		Income		Margin		Margin

GAAP from Continuing Operations	$2.94	$2.7	B	$3.0	B	16.0%		46.9%
Year/Year	1%	-1%		-2%		0.0	Pts	0.0	Pts
Operating (Non-GAAP)	$3.42	$3.1	B	$3.6	B	19.2%		47.4%
Year/Year	5%	3%		1%		0.5	Pts	0.0	Pts

“In the quarter, we again expanded our overall operating pre-tax income margin year to year, and produced our strongest year-to-year  gross margin performance in three years,” said James Kavanaugh, IBM senior vice president and chief financial officer.  “At the same time, with our strong cash generation, we increased our capital investment in the business through the first three quarters and continued to return capital to shareholders.”

Strategic Imperatives Revenue

Strategic imperatives revenue over the last 12 months was $39.5 billion, up 13 percent (up 11 percent adjusting for currency).  Total cloud revenue over the last 12 months was $19.0 billion, up 20 percent (up 18 percent adjusting for currency), with $8.1 billion from hardware, software and services to enable IBM clients to implement hybrid cloud solutions across public, private and multi-cloud environments, and $10.9 billion delivered as a service.  The annual exit run rate for as-a-service revenue increased in the quarter to $11.4 billion, up 21 percent (up 24 percent adjusting for currency).

Cash Flow and Balance Sheet

In the third quarter, the company generated net cash from operating activities of $4.2 billion, or $3.1 billion, excluding Global Financing receivables.  IBM’s free cash flow was $2.2 billion.  IBM returned $2.1 billion to shareholders through $1.4 billion in dividends and $0.6 billion in gross share repurchases.  At the end of September 2018, IBM had $1.4 billion remaining in the current share repurchase authorization.

IBM ended the third quarter with $14.7 billion of cash on hand.  Debt totaled $46.9 billion, including Global Financing debt of $30.4 billion.  The balance sheet remains strong and is well positioned for the long term.

Segment Results for Third Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.1 billion, down 6 percent (down 5 percent adjusting for currency), with growth in Watson health, security solutions, and key strategic areas in analytics.

•                  Global Business Services (includes consulting, application management and global process services) — revenues of $4.1 billion, up 1 percent (up 3 percent adjusting for currency), led by consulting.  Gross profit margin increased 270 basis points.

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $8.3 billion, down 2 percent (flat year to year adjusting for currency), with growth in cloud revenue.  Gross profit margin increased 120 basis points.

•                  Systems (includes systems hardware and operating systems software) — revenues of $1.7 billion, up 1 percent (up 2 percent adjusting for currency), driven by growth in Power and IBM Z.

•                  Global Financing (includes financing and used equipment sales) — revenues of $388 million, down 9 percent (down 7 percent adjusting for currency).

Full-Year 2018 Expectations

The company expects operating (non-GAAP) diluted earnings per share of at least $13.80, and GAAP diluted earnings per share of at least $11.60. Operating (non-GAAP) diluted earnings per share exclude $2.20 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, retirement-related charges and any one-time impacts from the enactment of U.S. Tax Reform.  GAAP expectations exclude any fourth-quarter one-time impacts from the enactment of U.S. Tax Reform.

IBM expects free cash flow of approximately $12 billion, with a realization rate greater than 100 percent.

Year-To-Date 2018 Results

Consolidated diluted earnings per share from continuing operations was $7.36 compared to $7.24, up 2 percent year to year.  Consolidated net income was $6.8 billion, flat year to year.  Revenues for the nine-month period totaled $57.8 billion, an increase of 2 percent year to year (flat year to year adjusting for currency), compared with $56.6 billion for the first nine months of 2017.

Operating (non-GAAP) diluted earnings per share from continuing operations was $8.96 compared with $8.54 per diluted share for the 2017 period, an increase of 5 percent.  Operating (non-GAAP) net income for the nine months ended September 30, 2018 was $8.2 billion compared with $8.0 billion in the year-ago period, an increase of 3 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/3q18.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:	IBM
Ian Colley, 914-434-3043
colley@us.ibm.com

John Bukovinsky, 732-618-3531
jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2018	2017		2018	2017

REVENUE
Cognitive Solutions	$4,148	$4,400		$13,027	$13,021
Global Business Services	4,130	4,093		12,495	12,196
Technology Services & Cloud Platforms	8,292	8,457		25,533	25,079
Systems	1,736	1,721		5,412	4,863
Global Financing	388	427		1,188	1,246
Other	62	56		176	192
TOTAL REVENUE	18,756	19,153		57,830	56,597

GROSS PROFIT	8,803	8,981	*	26,249	25,894	*

GROSS PROFIT MARGIN
Cognitive Solutions	76.0%	78.7	%*	76.7%	78.3	%*
Global Business Services	29.8%	27.1	%*	26.3%	25.1	%*
Technology Services & Cloud Platforms	42.1%	40.9	%*	39.9%	40.1	%*
Systems	52.7%	53.6	%*	49.3%	51.5	%*
Global Financing	26.3%	25.2	%*	29.1%	29.2	%*

TOTAL GROSS PROFIT MARGIN	46.9%	46.9	%*	45.4%	45.8	%*

EXPENSE AND OTHER INCOME
S,G&A	4,363	4,606	*	14,665	14,666	*
R,D&E	1,252	1,291	*	4,021	4,212	*
Intellectual property and custom development income	(275)	(308)		(842)	(1,118)
Other (income) and expense	275	159	*	968	751	*
Interest expense	191	168		530	451
TOTAL EXPENSE AND OTHER INCOME	5,807	5,917	*	19,341	18,962	*

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	2,996	3,065		6,908	6,931
Pre-tax margin	16.0%	16.0%		11.9%	12.2%
Provision for income taxes	304	339		138	120
Effective tax rate	10.2%	11.0%		2.0%	1.7%

INCOME FROM CONTINUING OPERATIONS	$2,692	$2,726		$6,770	$6,811

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	2	0		7	(3)

NET INCOME	$2,694	$2,726		$6,777	$6,807

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.94	$2.92		$7.36	$7.24
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.94	$2.92		$7.37	$7.24

Basic
Continuing Operations	$2.95	$2.93		$7.39	$7.28
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.95	$2.93		$7.40	$7.28

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	915.2	933.2		920.0	940.2
Basic	911.2	929.4		915.6	935.6

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	September 30,	December 31,
(Dollars in Millions)	2018	2017
ASSETS:

Current Assets:
Cash and cash equivalents	$11,563	$11,972
Restricted cash	168	262	*
Marketable securities	2,932	608
Notes and accounts receivable - trade, net	7,071	8,928
Short-term financing receivables, net	19,249	21,721
Other accounts receivable, net	767	981
Inventory	1,893	1,583
Deferred Costs	2,227	1,820	**
Prepaid expenses and other current assets	2,388	1,860	* **
Total Current Assets	48,257	49,735

Property, plant and equipment, net	10,949	11,116
Long-term financing receivables, net	8,179	9,550
Prepaid pension assets	5,655	4,643
Deferred costs	2,581	2,136	**
Deferred taxes	4,436	4,862
Goodwill and intangibles, net	39,660	40,531
Investments and sundry assets	2,272	2,783	**
Total Assets	$121,990	$125,356

LIABILITIES:

Current Liabilities:
Taxes	$2,502	$4,219
Short-term debt	10,932	6,987
Accounts payable	5,384	6,451
Deferred income	10,704	11,552
Other liabilities	7,300	8,153
Total Current Liabilities	36,822	37,363

Long-term debt	35,989	39,837
Retirement related obligations	15,774	16,720
Deferred income	3,507	3,746
Other liabilities	9,979	9,965
Total Liabilities	102,071	107,631

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,987	54,566
Retained earnings	158,612	153,126
Treasury stock — at cost	(165,995)	(163,507)
Accumulated other comprehensive income/(loss)	(27,820)	(26,592)
Total IBM Stockholders’ Equity	19,784	17,594

Noncontrolling interests	134	131
Total Equity	19,918	17,725
Total Liabilities and Equity	$121,990	$125,356

* Recast to reflect adoption of the FASB guidance on restricted cash.

** Recast to conform to current period presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2018	2017	2018	2017

Net Cash Provided by Operating Activities per GAAP:	$4,232	$3,570	$11,128	$10,991

Less: change in Global Financing (GF) Receivables	1,096	258	2,874	2,468
Capital Expenditures, Net	(942)	(780)	(2,839)	(2,347)

Free Cash Flow	2,194	2,532	5,415	6,176

Acquisitions	(1)	(274)	(123)	(442)
Divestitures	—	6	—	35
Dividends	(1,431)	(1,396)	(4,250)	(4,119)
Share Repurchase	(627)	(949)	(2,393)	(3,674)
Non-GF Debt	2,218	(467)	1,607	1,896
Other (includes GF Net Receivables and GF Debt)	382	(216)*	1,564	3,124 *

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$2,736	$(763)*	$1,820	$2,995 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in Millions)	2018	2017	2018	2017
Net Income from Operations	$2,694	$2,726	$6,777	$6,807
Depreciation/Amortization of Intangibles	1,138	1,175	3,368	3,392
Stock-based Compensation	129	123	371	388
Working Capital / Other	(825)	(713)	(2,261)	(2,064)
Global Financing A/R	1,096	258	2,874	2,468
Net Cash Provided by Operating Activities	$4,232	$3,570	$11,128	$10,991
Capital Expenditures, net of payments & proceeds	(942)	(780)	(2,839)	(2,347)
Divestitures, net of cash transferred	—	6	—	35
Acquisitions, net of cash acquired	(1)	(274)	(123)	(442)
Marketable Securities / Other Investments, net	(2,026)	(858)*	(2,406)	(517)*
Net Cash Used in Investing Activities	$(2,969)	$(1,906)*	$(5,368)	$(3,271)*
Debt, net of payments & proceeds	1,595	(446)	845	2,310
Dividends	(1,431)	(1,396)	(4,250)	(4,119)
Common Stock Repurchases	(627)	(949)	(2,393)	(3,674)
Common Stock Transactions - Other	26	35	(66)	(15)
Net Cash Used in Financing Activities	$(437)	$(2,756)	$(5,864)	$(5,499)
Effect of Exchange Rate changes on Cash	(55)	328	(399)	875
Net Change in Cash, Cash Equivalents and Restricted Cash	$771	$(764)*	$(503)	$3,096 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	THIRD - QUARTER 2018
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,148	$4,130	$8,292	$1,736	$388
Internal	639	77	240	181	338
Total Segment Revenue	$4,787	$4,207	$8,533	$1,917	$726

Pre-tax Income from Continuing Operations	1,629	579	1,075	209	308

Pre-tax margin	34.0%	13.8%	12.6%	10.9%	42.5%

Change YTY Revenue - External	(5.7)%	0.9%	(1.9)%	0.9%	(9.0)%
Change YTY Revenue - External @constant currency	(4.6)%	2.5%	0.2%	1.8%	(7.1)%

	THIRD - QUARTER 2017
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,400	$4,093	$8,457	$1,721	$427
Internal	629	92	164	227	272
Total Segment Revenue	$5,030	$4,185	$8,621	$1,948	$698

Pre-tax Income from Continuing Operations *	1,643	442	1,177	337	243

Pre-tax margin *	32.7%	10.6%	13.7%	17.3%	34.8%

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	NINE - MONTHS 2018
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$13,027	$12,495	$25,533	$5,412	$1,188
Internal	2,122	249	550	576	1,240
Total Segment Revenue	$15,149	$12,744	$26,083	$5,989	$2,428

Pre-tax Income from Continuing Operations	4,718	1,109	2,395	352	1,042

Pre-tax margin	31.1%	8.7%	9.2%	5.9%	42.9%

Change YTY Revenue - External	0.0%	2.4%	1.8%	11.3%	(4.7)%
Change YTY Revenue - External @constant currency	(1.4)%	0.5%	(0.1)%	9.9%	(5.8)%

	NINE - MONTHS 2017
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$13,021	$12,196	$25,079	$4,863	$1,246
Internal	2,001	271	497	571	925
Total Segment Revenue	$15,022	$12,467	$25,576	$5,434	$2,171

Pre-tax Income from Continuing Operations *	4,522	1,035	2,845	222	835

Pre-tax margin *	30.1%	8.3%	11.1%	4.1%	38.5%

* Recast to reflect adoption of the FASB guidance on presentation of net postretirement benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	THIRD - QUARTER 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax Reform
		Related		Related		One-Time	Operating
	GAAP	Adjustments*		Adjustments**		Impact	(Non-GAAP)
Gross Profit	$8,803	$96		—		—	$8,899
Gross Profit Margin	46.9%	0.5	Pts	—		—	47.4%
S,G&A	4,363	(112)		—		—	4,251
R,D&E	1,252	—		—		—	1,252
Other (Income) & Expense	275	(1)		(389)		—	(115)
Total Expense & Other (Income)	5,807	(113)		(389)		—	5,304
Pre-tax Income from Continuing Operations	2,996	209		389		—	3,594
Pre-tax Income Margin from Continuing Operations	16.0%	1.1	Pts	2.1	Pts	—	19.2%
Provision for Income Taxes***	304	56		100		—	460
Effective Tax Rate	10.2%	1.0	Pts	1.7	Pts	—	12.8%
Income from Continuing Operations	2,692	153		289		—	3,134
Income Margin from Continuing Operations	14.4%	0.8	Pts	1.5	Pts	—	16.7%
Diluted Earnings Per Share: Continuing Operations	$2.94	$0.17		$0.31		—	$3.42

	THIRD - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$8,981	$114		—		$9,095
Gross Profit Margin	46.9%	0.6	Pts	—		47.5%
S,G&A	4,606	(125)		—		4,482
R,D&E	1,291	—		—		1,291
Other (Income) & Expense	159	—		(273)		(114)
Total Expense & Other (Income)	5,917	(125)		(273)		5,519
Pre-tax Income from Continuing Operations	3,065	238		273		3,576
Pre-tax Income Margin from Continuing Operations	16.0%	1.2	Pts	1.4	Pts	18.7%
Provision for Income Taxes***	339	79		113		531
Effective Tax Rate	11.0%	1.5	Pts	2.3	Pts	14.8%
Income from Continuing Operations	2,726	159		160		3,045
Income Margin from Continuing Operations	14.2%	0.8	Pts	0.8	Pts	15.9%
Diluted Earnings Per Share: Continuing Operations	$2.92	$0.17		$0.17		$3.26

*                   Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**              Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains,amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.  2017 adjustments were recast to reflect the adoption of the FASB guidance on net postretirement benefit cost.

***         Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	NINE - MONTHS 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax Reform
		Related		Related		One-Time		Operating
	GAAP	Adjustments*		Adjustments**		Impact		(Non-GAAP)
Gross Profit	$26,249	$283		—		—		$26,531
Gross Profit Margin	45.4%	0.5	Pts	—		—		45.9%
S,G&A	14,665	(332)		—		—		14,333
R,D&E	4,021	—		—		—		4,021
Other (Income) & Expense	968	(1)		(1,185)		—		(219)
Total Expense & Other (Income)	19,341	(333)		(1,185)		—		17,822
Pre-tax Income from Continuing Operations	6,908	616		1,185		—		8,709
Pre-tax Income Margin from Continuing Operations	11.9%	1.1	Pts	2.0	Pts	—		15.1%
Provision for Income Taxes***	138	138		285		(93)		468
Effective Tax Rate	2.0%	1.4	Pts	3.0	Pts	(1.1	)Pts	5.4%
Income from Continuing Operations	6,770	478		900		93		8,241
Income Margin from Continuing Operations	11.7%	0.8	Pts	1.6	Pts	0.2	Pts	14.2%
Diluted Earnings Per Share: Continuing Operations	$7.36	$0.52		$0.98		$0.10		$8.96

	NINE - MONTHS 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$25,894	$349		—		$26,243
Gross Profit Margin	45.8%	0.6	Pts	—		46.4%
S,G&A	14,666	(393)		—		14,273
R,D&E	4,212	—		—		4,212
Other (Income) & Expense	751	(7)		(969)		(225)
Total Expense & Other (Income)	18,962	(401)		(969)		17,593
Pre-Tax Income from Continuing Operations	6,931	750		969		8,650
Pre-tax Income Margin from Continuing Operations	12.2%	1.3	Pts	1.7	Pts	15.3%
Provision for Income Taxes***	120	212		288		621
Effective Tax Rate	1.7%	2.3	Pts	3.1	Pts	7.2%
Income from Continuing Operations	6,811	537		681		8,030
Income Margin from Continuing Operations	12.0%	0.9	Pts	1.2	Pts	14.2%
Diluted Earnings Per Share: Continuing Operations	$7.24	$0.57		$0.73		$8.54

*                   Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.

**              Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.  2017 adjustments were recast to reflect the adoption of the FASB guidance on net postretirement benefit cost.

***         Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2018
EPS Guidance	Expectations
GAAP Diluted EPS	at least $11.60
Operating EPS (non-GAAP)	at least $13.80

Adjustments
Acquisition-related Charges *	$0.78
Non-Operating Retirement-Related Items	$1.32
Year-to-Date Tax Reform One-time Charge	$0.10

* Includes acquisitions as of September 30, 2018